  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997
                                                     REGISTRATION NO. 333-20031
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                             NEOMAGIC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              3674                            77-0344424
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                                3260 JAY STREET
                             SANTA CLARA, CA 95054
                                (408) 988-7020
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              PRAKASH C. AGARWAL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NEOMAGIC CORPORATION
                                3260 JAY STREET
                             SANTA CLARA, CA 95054
                                (408) 988-7020
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

              ARTHUR F. SCHNEIDERMAN                                JOSHUA L. GREEN
                MICHAEL J. DANAHER                                 ROBERT V. W. ZIPP
                ROBERT D. SANCHEZ                                  GLEN R. VAN LIGTEN
         WILSON SONSINI GOODRICH & ROSATI                          VENTURE LAW GROUP
             PROFESSIONAL CORPORATION                          A PROFESSIONAL CORPORATION
                650 PAGE MILL ROAD                                2800 SAND HILL ROAD
         PALO ALTO, CALIFORNIA 94304-1050                         MENLO PARK, CA 94025
                  (415) 493-9300                                     (415) 854-4488

                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.
                                ---------------

  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [_]

  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  1.1+   Form of Underwriting Agreement.
  3.1+   Certificate of Incorporation of Registrant.
  3.2+   Form of Amended and Restated Certificate of Incorporation of
         Registrant to be filed upon the closing of the Offering made under the
         Registration Statement.
  3.3+   Bylaws of Registrant.
  4.1    Form of Registrant's Common Stock Certificate.
  4.2+   Second Amended Rights Agreement, dated as of June 30, 1995, between
         Registrant and the parties indicated therein.
  4.3    Form of Stock Purchase Agreement between Registrant and MC Silicon
         Valley, Inc.
  4.4    Form of Stock Purchase Agreement between Registrant and Mitsubishi
         International Corporation.
  5.1+   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1+   Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
 10.2+   Amended and Restated 1993 Stock Plan and related agreements.
 10.3+   Second Amended and Restated Rights Agreement, dated as of June 30,
         1995, between Registrant and the parties indicated therein (included in Exhibit 4.2).
 10.4**+ Wafer Supply Agreement, dated as of January 21, 1997, between NeoMagic
         International Corporation, actually-owned subsidiary of Registrant, and Mitsubishi Electric Corporation.
 10.5+   Form of promissory note.
 10.6+   Lease Agreement, dated as of February 5, 1996, between Registrant and
         A&P Family Investments, as landlord.
 10.7+   Sublease Agreement, dated as of June 25, 1996, between Registrant and
         PlanetWeb, Inc.

 10.8+    Master Lease Agreement, as amended, dated as of November 24, 1993, between Registrant and Comdisco, Inc., and certain exhibits thereto.
 10.9+    Master Lease Agreement, dated as of July 19, 1995, between Registrant and Venture Lending & Leasing, Inc., and certain exhibits thereto.
 10.10+   Agreement, dated as of November 20, 1995, between Registrant and
          Mitsubishi International Corporation as amended.
 10.11+   General Security Agreement, dated November 15, 1995, between
          Registrant and Mitsubishi International Corporation.
 10.12+   Escrow Agreement, dated September 27, 1996, between Registrant and
          Mitsubishi International Corporation.
 10.13+   1997 Employee Stock Purchase Plan, with exhibits thereto.
 10.14**+ Settlement Agreement, dated as of March 8, 1996, by and between
          Registrant and Cirrus Logic, Inc.
 10.15**+ Wafer Supply Agreement, dated as of January 21, 1997, between
          NeoMagic International Corporation, a wholly-owned subsidiary of
          Registrant, and Toshiba Corporation.
 10.16**+ Product Joint Development Agreement, dated as of January 21, 1997, between NeoMagic International Corporation, a wholly-owned subsidiary of Registrant and Toshiba Corporation.
 10.17+   Master Lease Agreement, dated as of June 28, 1996, between Registrant and Venture Lending & Leasing, Inc., and certain exhibits thereto.
 10.18+   Sublease Agreement, dated as of June 11, 1996, between Registrant and
          Juniper Networks, Inc.
 11.1+    Statement of computation of Net Loss Per Share and Pro Forma Net Loss
          Per Share.
 21.1+    Subsidiaries of the Registrant.
 23.1+    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in Exhibit 5.1).
 23.2+    Consent of Ernst & Young LLP, Independent Auditors (See page II-7).
 23.3+    Consent of Townsend and Townsend and Crew (See page II-8).
 24.1+    Power of Attorney.
 27+      Financial Data Schedule.

--------
 * To be supplied by amendment.
** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
 + Previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, STATE OF CALIFORNIA, ON THIS 24TH DAY OF MARCH, 1997

                                          Neomagic Corporation

                                                  /s/ Prakash C. Agarwal
                                          By___________________________________
                                             PRAKASH C. AGARWAL PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----
          Kamran Elahian *             Chairman of the          March 24, 1997
-------------------------------------   Board
           KAMRAN ELAHIAN

       /s/ Prakash C. Agarwal          President and Chief      March 24, 1997
-------------------------------------   Executive Officer
         PRAKASH C. AGARWAL             (Principal
                                        Executive Officer)

         /s/ Merle McClendon           Vice President of        March 24, 1997
-------------------------------------   Finance and
           MERLE MCCLENDON              Administration,
                                        Chief Financial
                                        Officer (Principal
                                        Financial and
                                        Accounting Officer)

          Brian Dougherty *            Director                 March 24, 1997
-------------------------------------
           BRIAN DOUGHERTY

          Irwin Federman *             Director                 March 24, 1997
-------------------------------------
           IRWIN FEDERMAN

            James Lally *              Director                 March 24, 1997
-------------------------------------
             JAMES LALLY

          Michael Moritz *             Director                 March 24, 1997
-------------------------------------
           MICHAEL MORITZ

*By      /s/ Merle McClendon
  ----------------------------------
           MERLE MCCLENDON
          ATTORNEY-IN-FACT



                                 EXHIBIT INDEX

 EXHIBIT                                                          SEQUENTIALLY
  NUMBER                       DESCRIPTION                        NUMBERED PAGE
 -------                       -----------                        -------------
  1.1+    Form of Underwriting Agreement.
  3.1+    Certificate of Incorporation of Registrant.
  3.2+    Form of Amended and Restated Certificate of
          Incorporation of Registrant to be filed upon the
          closing of the Offering made under the Registration
          Statement.
  3.3+    Bylaws of Registrant.
  4.1     Form of Registrant's Common Stock Certificate.
  4.2+    Second Amended Rights Agreement, dated as of June 30,
          1995, between Registrant and the parties indicated
          therein.
  4.3     Form of Stock Purchase Agreement between Registrant
          and MC Silicon Valley, Inc.
  4.4     Form of Stock Purchase Agreement between Registrant
          and Mitsubishi International Corporation.
  5.1+    Opinion of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation.
 10.1+    Form of Indemnification Agreement entered into by
          Registrant with each of its directors and executive
          officers.
 10.2+    Amended and Restated 1993 Stock Plan and related
          agreements.
 10.3+    Second Amended and Restated Rights Agreement, dated
          as of June 30, 1995, between Registrant and the
          parties indicated therein (included in Exhibit 4.2).
 10.4**+  Wafer Supply Agreement, dated as of January 21, 1997, between NeoMagic International Corporation, actually-
          owned subsidiary of Registrant, and Mitsubishi
          Electric Corporation.
 10.5+    Form of promissory note.
 10.6+    Lease Agreement, dated as of February 5, 1996,
          between Registrant and A&P Family Investments, as
          landlord.
 10.7+    Sublease Agreement, dated as of June 25, 1996,
          between Registrant and PlanetWeb, Inc.
 10.8+    Master Lease Agreement, as amended, dated as of
          November 24, 1993, between Registrant and Comdisco,
          Inc., and certain exhibits thereto.
 10.9+    Master Lease Agreement, dated as of July 19, 1995,
          between Registrant and Venture Lending & Leasing,
          Inc., and certain exhibits thereto.
 10.10+   Agreement, dated as of November 20, 1995, between
          Registrant and Mitsubishi International Corporation
          as amended.
 10.11+   General Security Agreement, dated November 15, 1995,
          between Registrant and Mitsubishi International
          Corporation.
 10.12+   Escrow Agreement, dated September 27, 1996, between
          Registrant and Mitsubishi International Corporation.
 10.13+   1997 Employee Stock Purchase Plan, with exhibits
          thereto.
 10.14**+ Settlement Agreement, dated as of March 8, 1996, by and between Registrant and Cirrus Logic, Inc.
 10.15**+ Wafer Supply Agreement, dated as of January 21, 1997, between NeoMagic International Corporation, a wholly-
          owned subsidiary of Registrant, and Toshiba
          Corporation.
 10.16**+ Product Joint Development Agreement, dated as of
          January 21, 1997, between NeoMagic International
          Corporation, a wholly-owned subsidiary of Registrant
          and Toshiba Corporation.
 10.17+   Master Lease Agreement, dated as of June 28, 1996,
          between Registrant and Venture Lending & Leasing,
          Inc., and certain exhibits thereto.
 10.18+   Sublease Agreement, dated as of June 11, 1996,
          between Registrant and Juniper Networks, Inc.
 11.1+    Statement of computation of Net Loss Per Share and
          Pro Forma Net Loss Per Share.
 21.1+    Subsidiaries of the Registrant.
 23.1+    Consent of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation (included in Exhibit 5.1).
 23.2+    Consent of Ernst & Young LLP, Independent Auditors
          (See page II-7).

                                 EXHIBIT INDEX

 EXHIBIT                                                       SEQUENTIALLY
 NUMBER                      DESCRIPTION                       NUMBERED PAGE
 -------                     -----------                       -------------
 23.3+   Consent of Townsend and Townsend and Crew (See page
         II-8).
 24.1+   Power of Attorney.
 27+     Financial Data Schedule.

--------
 * To be supplied by amendment.
** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
 + Previously filed.